UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MINM	The Nasdaq Capital Market*

*	Currently suspended.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No.1 on Form 8-K/A (this “Amendment No. 1”) is being filed to amend Item 3.01 of the Current Report on Form 8-K filed by FiEE, Inc. (the “Company”) with the Securities and Exchange Commission on April 10, 2025 (the “Original Form 8-K”) to add the bid price notification in the April 7, 2025 Letter (as defined below) the Company received from the Nasdaq (as defined below), in addition to the Additional Deficiencies (as defined below) identified in the Original Form 8-K. Item 3.01 of the Original Form 8-K is hereby restated in its entirety and Item 4.02 of the Original Form 8-K remains unchanged.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 26, 2024, , FiEE, Inc. f/k/a Minim, Inc. (the “Company”) received a letter (the “June 26, 2024 Letter”) from the staff at the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (the “Nasdaq”) notifying the Company that the Staff had determined that it did not meet the terms of the minimum stockholders’ equity requirement of at least $2,500,000 (the “Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market pursuant to the Nasdaq Listing Rule 5550(b)(1).

On April 7, 2025, the Company received a second letter from the Staff (the “April 7, 2025 Letter”) stating that in addition to the failure to meet the Stockholders’ Equity Requirement, the Staff made additional determinations (the “Additional Deficiencies”) that the Company (1) failed to comply with the Nasdaq’s shareholder approval requirements pursuant to the Nasdaq Listing Rule 5635 (b), (c) and (d), in connection with the closing of transactions under that certain Amended and Restated Securities Purchase Agreement, dated February 18, 2025, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025, and (2) does not currently comply with the Nasdaq’s majority independent board, independent audit committee, compensation committee and nomination committee requirements as set forth in the Nasdaq Listing Rule 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e), respectively.

In connection with the issuance of the April 7, 2025 Letter, on April 7, 2025, the Company and the Nasdaq also entered into a Confidential Settlement and Mutual Release Agreement, pursuant to which the Nasdaq has agreed not to delist the Company’s securities at this time. The Company will have the opportunity to present its views and challenge in writing (1) the Additional Deficiencies, (2) the previously noticed Stockholders’ Equity Requirement in the June 26, 2024 Letter, and (3) the Form 25 filed by the Nasdaq on April 9, 2025 with the SEC, to the Nasdaq Hearings Panel (the “Panel”), in advance of a hearing in front of the Panel. Consistent with the Nasdaq Listing Rule 5815(a)(4)-(5), the Panel will set the applicable deadlines for written submissions from the Company, and the hearing shall take place, to the extent practicable, within 45 days of the April 7, 2025 Letter.

In addition to the Additional Deficiencies, the April 7, 2025 Letter also included a bid price notification that based upon the closing price of the Company’s common stock on the OTC Pink Sheets for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1 per share. The Company has 180 calendar days, or by October 6, 2025, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rule 5550(a)(2) but could be eligible for an additional 180-day compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: April 18, 2025	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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